                                                                    EXHIBIT 23.2


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Incentive Plan of Cortex Pharmaceuticals, Inc. of our report dated July 17, 1998 with respect to the financial statements of Cortex Pharmaceuticals, Inc. included in its Annual Report (Form 10-KSB) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP
                                             ERNST & YOUNG LLP

San Diego, California
July 6, 1999